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Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Wang Laboratories, Inc., as filed with the Securities and Exchange Commission on May 29, 1997, of our report dated January 31, 1996 on the consolidated financial statements of DataServ Inc. and Subsidiaries as of the years ended December 31, 1995 and 1994, which report is included in the Wang Laboratories, Inc. report on Form 8-KA dated July 2, 1996. We also consent to the reference to our firm under the caption "Experts."

                                             COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
May 28, 1997





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